Exhibit 99.1

Media Contacts

Jeff Palmer

Marvell Investor Relations

408-222-8373

jpalmer@marvell.com

Dianne Vanasse

Marvell Public Relations

408-242-0027

dvanasse@marvell.com

Louise Kehoe

Ogilvy PR Worldwide

650-544-5070

louise.kehoe@ogilvypr.com

Marvell Names George A. de Urioste New Chief Financial Officer

Santa Clara, California (January 23, 2008) — Marvell Technology Group Ltd. today announced it has named George A. de Urioste Interim Chief Financial Officer effective immediately. Mr. de Urioste’s appointment is concurrent with the resignation of Michael Rashkin, due to personal health concerns. Mr. Rashkin will remain with the company and return to his prior position as Vice President and General Tax Counsel.

“We want to thank Mike for his service as interim CFO and we look forward to his continuing contributions to Marvell,” said Sehat Sutardja, Marvell’s Chief Executive Officer. “We are very pleased to have found a highly qualified executive to take Mike’s place at short notice.”

“George has an in depth expertise in finance and has built a strong reputation for himself. He is a financial expert and has a solid familiarity with our various businesses,” said Mr. Sutardja. “He will immediately step in and help guide the company as we continue to build a solid platform for growth.”

Prior to joining the Company, Mr. de Urioste was chief operating officer and chief financial officer for Chordiant Software, Inc., a publicly traded company that is an enterprise software provider of customer service and marketing solutions.

Mr. de Urioste brings a unique blend of talents to Marvell, gained from more than 25 years of professional experience.  Prior to Chordiant Software, he served as executive vice president and chief financial officer of Savi Technology, Inc. Prior to joining Savi Technology, Inc., Mr. de Urioste was the co-founder and chief executive officer of Aeroprise, Inc., a private enterprise software company. Previous to Aeroprise, Mr. de Urioste was the CFO and VP of finance and operations for Remedy Corporation.

George holds an M.B.A. from the University of California at Berkeley and a B.S. in accounting from the University of Southern California. He is a certified public accountant in California. He began his career in 1980 as a CPA for Deloitte & Touche. As an experienced public speaker, he was personally invited by Steven Forbes to address Forbes magazine’s annual CFO conference. His wide-ranging background has enabled him to gain significant expertise in international business, M&A, corporate compliance, strategic alliances, acquisitions, IPOs, and board of director responsibilities for public and private corporations.

Marvell has retained Heidrick & Struggles to find a permanent CFO.

About Marvell

Marvell (NASDAQ: MRVL) is the leader in development of storage, communications, and consumer silicon solutions. The company’s diverse product portfolio includes switching, transceiver, communications controller, wireless and storage solutions that power the entire communications infrastructure including enterprise, metro, home and storage networking. As used in this release, the terms “company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), Marvell Software Solutions Israel Ltd., and Marvell Semiconductor Germany GmbH. MSI is headquartered in Santa Clara, California and designs, develops and markets products on behalf of MIL and MAPL. MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that are subject to risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements. Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements. These statements are not guarantees of results and are subject to risks and uncertainties. Some risks and uncertainties that may adversely impact the statements in this release include, but are not limited to, the outcome of the company’s search for a permanent CFO. For other factors that could cause Marvell’s results to vary from expectations, please see the risks and other factors described in Marvell’s Quarterly Reports on Form 10-Q , Annual Report on Form 10-K and Current Reports on Form 8-K as filed with the Securities and Exchange Commission from time to time. We undertake no obligation to revise or update publicly any forward-looking statements.

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